EXHIBIT - 23

            INDEPENDENT AUDITORS' CONSENT




            We consent to the incorporation by reference in Registration Statements No. 33-60151 of John H. Harland Company on Form S-8 of our report dated January 31, 1997, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1996.


            DELOITTE & TOUCHE LLP

            DELOITTE & TOUCHE LLP

            Atlanta, Georgia
            March 31, 1997